EXHIBIT 99
Contact:
Jon Mills – Director, External Communications
317-658-4540
jon.mills@cummins.com

Oct. 9, 2023

For Immediate Release

Cummins elects Daniel W. Fisher to its Board of Directors

COLUMBUS, INDIANA – Today, Cummins Inc. (NYSE: CMI) announced the election of Daniel W. Fisher to its Board of Directors.

“I am delighted to welcome Dan to our Board of Directors,” said Jennifer Rumsey, Chair and CEO, Cummins Inc. “Dan brings a wealth of financial, business operations, and leadership expertise to this role. His leadership experience across several industries will further strengthen our Board as we continue innovating for the growing and evolving needs of our business.”

Fisher is the Chairman and Chief Executive Officer of Ball Corporation, where he has spent the last 13 years of his career. Prior to becoming CEO, Fisher served as President of the company, as well as many roles leading both Finance and Operations across several of Ball’s company divisions.

Prior to working at Ball Corporation, Fisher served as both a Director and Chief Financial and Information Technology Officer for Emerson Electric, a global technology, software and engineering company. He also held various leadership positions at Thomson Industries (Danaher Corporation), Bradken Corporation and Grey Mountain Partners.

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, electric powertrains, hydrogen production and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 73,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.2 billion on sales of $28.1 billion in 2022. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; evolving environmental and climate change legislation and regulatory initiatives; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; any adverse effects of the conflict between Russia and Ukraine and the global response (including government bans or restrictions on doing business in Russia); aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; uncertainties and risks related to timing and potential value to both Atmus Filtration Technologies Inc. (Atmus) and Cummins of the planned separation of Atmus, including business, industry and market risks, as well as the risks involving the anticipated favorable tax treatment if there is a significant delay in the completion of the envisioned separation; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas (GHG) regulations or other legislation designed to address climate change; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2022 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.